Hims & Hers Health, Inc. Reports First Quarter 2026 Financial Results

Revenue of approximately $608 million, up 4% year-over-year in Q1 2026

Subscribers grew to nearly 2.6 million, up 9% year-over-year in Q1 2026

Raises full year 2026 revenue guidance1 to a range of $2.8 billion to $3.0 billion and updates Adjusted EBITDA guidance to a range of $275 million to $350 million

SAN FRANCISCO, May 11, 2026 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the first quarter ended March 31, 2026. Moving forward, the Company plans to transition to an annual rather than quarterly shareholder letter and will continue to provide regular updates through a quarterly earnings call, earnings release, and supplemental materials.

“2026 is a defining year for Hims & Hers. We’re not just growing, we’re pulling away from the field on our path to becoming the world’s largest consumer health platform,” said Andrew Dudum, co-founder and CEO. “As we exit the first quarter, our domestic business is accelerating, we’re expanding into new categories and countries, and more people than ever are relying on us for access to personal, data-driven care. We’re investing with conviction in comprehensive diagnostics and a technology infrastructure built to make every interaction smarter than the last. The demand for a simpler, more personal path to feeling great has never been stronger, and Hims & Hers is increasingly the answer.”

“In the first quarter, we made a strategic pivot that expanded our assortment of branded GLP-1 products, and early demand signals show our consumer reach broadening meaningfully,” said Yemi Okupe, Chief Financial Officer. “With nearly 2.6 million subscribers across a diverse breadth of specialties, we have the scale to invest in technology and operations to leverage our closed-loop ecosystem. This will allow us to elevate the subscriber experience and positions us to achieve an industry-leading cost structure. We expect growth to accelerate from here, and have high conviction in our 2030 targets of at least $6.5 billion in revenue and $1.3 billion in Adjusted EBITDA.”

1 Our second quarter and full year 2026 outlook excludes any potential contributions from the recently announced proposed acquisition of Eucalyptus, which is expected to close during the middle of calendar year 2026, subject to customary closing conditions, including regulatory approvals.

Key Business Metrics
(In Thousands, Except for Monthly Revenue per Average Subscriber, Unaudited)

	Three Months Ended March 31,
	2025	2025	% Change
Subscribers (end of period)	2,584	2,366	9%
Monthly Revenue per Average Subscriber	$80	$85	(6)%

Revenue
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2025	2025	% Change
United States Revenue	$529,909	$578,692	(8)%
Rest of the World Revenue	78,195	7,318	969%
Total revenue	$608,104	$586,010	4%

First Quarter 2026 Financial Highlights
•Revenue was $608.1 million for the first quarter of 2026 compared to $586.0 million for the first quarter of 2025, an increase of 4% year-over-year.
•Gross margin was 65% for the first quarter of 2026 compared to 73% for the first quarter of 2025.
•Net loss was $92.1 million for the first quarter of 2026 compared to net income of $49.5 million for the first quarter of 2025.
•Adjusted EBITDA was $44.3 million for the first quarter of 2026 compared to $91.1 million for the first quarter of 2025.
•Net cash provided by operating activities was $89.4 million for the first quarter of 2026 compared to $109.1 million for the first quarter of 2025.
•Free Cash Flow was $53.0 million for the first quarter of 2026 compared to $50.1 million for the first quarter of 2025.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net (loss) income and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook2

Hims & Hers is providing the following guidance:

For the second quarter 2026, we expect:
•Revenue of $680 million to $700 million.
•Adjusted EBITDA of $35 million to $55 million, reflecting an Adjusted EBITDA margin of 5% to 8%.

For the full year 2026, we expect:
•Revenue of $2.8 billion to $3.0 billion.
•Adjusted EBITDA of $275 million to $350 million, reflecting an Adjusted EBITDA margin of 10% to 12%.
2 Our second quarter and full year 2026 outlook excludes any potential contributions from the recently announced proposed acquisition of Eucalyptus, which is expected to close during the middle of calendar year 2026, subject to customary closing conditions, including regulatory approvals.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the first quarter 2026 results on May 11, 2026, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assumes,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our 2026 and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, the markets accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; potential strategic investments, partnerships, or collaborations, and the expected timing or outcome of any such investments, partnerships, or collaborations; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions; changes in our product or offering mix, and the timing and market acceptance of any new products or offerings; the timing and anticipated effect of any pending or recently completed acquisitions; the success and utility of our business model; our market opportunity; our ability to scale our business and expand internationally; the growth of certain of our specialties; our ability to innovate on and expand the scope of our offerings and experiences, including through the use of diagnostics, data analytics and artificial intelligence; our ability to reinvest into the customer experience; and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions or statements in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this press release are based on our current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this press release are made only as of May 11, 2026. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Our consolidated revenue primarily comprises online sales of health and wellness products through our websites and mobile applications, including prescription and non-prescription products, as well as services, primarily consisting of medical consultation services, post-consultation service support, and delivery of laboratory testing results, as applicable. Our online sales are net of refunds, credits, and chargebacks, and include revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. The majority of our online sales are subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them. This revenue also includes sales from customers who have made one-time purchases. Additionally, in the United States, we offer a range of health and wellness products through wholesale partners as a way of generating brand awareness with new customers in physical environments and on third-party platforms, with such revenue not considered material to our business.

“United States Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located inside of the United States.

“Rest of the World Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located outside of the United States.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services. Customers who have made one-time purchases are not considered Subscribers.

“Monthly Revenue per Average Subscriber” is defined as total revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$222,266	$228,616
Short-term available-for-sale investments	528,609	348,876
Receivables, net	149,620	32,149
Inventory	79,073	80,128
Prepaid expenses and other current assets	65,795	77,869
Total current assets	1,045,363	767,638
Long-term available-for-sale investments	—	351,263
Goodwill	342,838	278,325
Property, equipment, and software, net	333,845	311,930
Intangible assets, net	261,034	196,116
Operating lease right-of-use assets	144,247	137,046
Deferred tax assets, net	92,091	82,707
Other long-term assets	47,625	29,680
Total assets	$2,267,043	$2,154,705
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$306,865	$143,278
Accrued liabilities	90,743	78,518
Deferred revenue	165,132	127,160
Earn-out payable	40,096	46,986
Earn-out liabilities	10,362	3,646
Operating lease liabilities	5,579	4,843
Total current liabilities	618,777	404,431
Convertible senior notes, net	974,106	972,580
Operating lease liabilities	152,352	143,167
Earn-out payable	26,944	—
Earn-out liabilities	12,287	53,009
Deferred tax liabilities, net	23,511	28,856
Other long-term liabilities	12,899	11,734
Total liabilities	1,820,876	1,613,777
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 222,326,117 and 218,867,898 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of March 31, 2026 and December 31, 2025	23	23
Additional paid-in capital	656,436	652,383
Accumulated other comprehensive (loss) income	(4,405)	2,294
Accumulated deficit	(205,887)	(113,772)
Total stockholders' equity	446,167	540,928
Total liabilities and stockholders' equity	$2,267,043	$2,154,705

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$608,104	$586,010
Cost of revenue	211,317	155,321
Gross profit	396,787	430,689
Gross margin %	65%	73%
Operating expenses:(1)
Marketing	222,003	231,235
Operations and support	96,503	63,033
Technology and development	46,936	29,914
General and administrative	109,668	48,610
Total operating expenses	475,110	372,792
(Loss) income from operations	(78,323)	57,897
Other (expense) income:
Change in fair value of equity securities	(9,682)	—
Change in fair value of liabilities	(17,646)	—
Other income, net	4,100	2,598
Total other (expense) income, net	(23,228)	2,598
(Loss) income before income taxes	(101,551)	60,495
Benefit from (provision for) income taxes	9,436	(11,010)
Net (loss) income	(92,115)	49,485
Other comprehensive (loss) income	(6,699)	160
Total comprehensive (loss) income	$(98,814)	$49,645

Net (loss) income per share attributable to common stockholders:
Basic	$(0.40)	$0.22
Diluted	$(0.40)	$0.20
Weighted average shares outstanding:
Basic	228,357,303	221,989,327
Diluted	228,357,303	246,610,232
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Marketing	$2,815	$2,774
Operations and support	6,113	3,006
Technology and development	5,990	4,045
General and administrative	21,944	15,033
Total stock-based compensation expense	$36,862	$24,858

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net (loss) income	$(92,115)	$49,485
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,953	8,276
Stock-based compensation	36,862	24,858
Change in fair value of equity securities	9,682	—
Change in fair value of liabilities	17,646	—
Net accretion on securities	(242)	(693)
Benefit from deferred taxes	(13,975)	(890)
Amortization of debt discount and issuance costs	1,701	—
Non-cash operating lease cost	4,582	1,905
Non-cash acquisition-related costs	6,367	1,030
Non-cash restructuring and other related charges included within cost of revenue	28,462	—
Non-cash other	982	832
Changes in operating assets and liabilities:
Receivables, net	(116,247)	(864)
Inventory	(20,303)	(11,669)
Prepaid expenses and other current assets	645	(16,375)
Other long-term assets	(8,364)	73
Accounts payable	167,643	14,473
Accrued liabilities	10,016	4,351
Deferred revenue	37,980	35,480
Earn-out payable	(2,058)	—
Operating lease liabilities	(1,861)	(1,182)
Net cash provided by operating activities	89,356	109,090
Investing activities
Maturities of available-for-sale investments	93,253	31,342
Proceeds from sales of available-for-sale investments	76,708	—
Purchases of property, equipment, and intangible assets	(29,844)	(55,327)
Investment in website development and internal-use software	(6,480)	(3,711)
Acquisition of businesses, net of cash acquired	(137,866)	(5,100)
Purchases of equity securities	(11,217)	—
Net cash used in investing activities	(15,446)	(32,796)
Financing activities
Proceeds from exercise of vested stock options	5,008	3,928
Payments for taxes related to net share settlement of equity awards	(39,206)	(25,711)
Payments for acquisition-related earn-out consideration	(43,682)	—
Payments for debt issuance costs	—	(1,235)
Net cash used in financing activities	(77,880)	(23,018)
Foreign currency effect on cash and cash equivalents	(2,380)	243
(Decrease) increase in cash, cash equivalents, and restricted cash	(6,350)	53,519
Cash, cash equivalents, and restricted cash at beginning of period	228,616	221,440
Cash, cash equivalents, and restricted cash at end of period	$222,266	$274,959
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$222,266	$273,736
Restricted cash	—	1,223
Total cash, cash equivalents, and restricted cash	$222,266	$274,959
Supplemental disclosures of cash flow information
Cash (received) paid for taxes, net of refunds	$(6,603)	$360
Cash paid for interest	1,050	—
Non-cash investing and financing activities
Purchases of property, equipment, and intangible assets included in accounts payable and accrued liabilities	$8,828	$11,019
Right-of-use asset obtained in exchange for lease liability	9,518	52,459
Contingent consideration and liabilities assumed in connection with acquisition of businesses	24,068	—
Deferred debt issuance costs included in accounts payable and accrued liabilities	—	633
Issuance of common stock in connection with asset acquisition	—	12,760
Common stock to be issued for asset acquisition indemnification holdback	—	6,380

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure), each as defined below. We also present Adjusted Gross Profit, Adjusted Marketing, Adjusted Operations and support, Adjusted Technology and development, Adjusted General and administrative (collectively, Adjusted Operating Expenses), and Adjusted Net (Loss) Income (each of which are non-GAAP financial measures). We use Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net (loss) income before stock-based compensation, restructuring and other related charges that are considered non-recurring, depreciation and amortization, change in fair value of liabilities, legal settlement costs that are considered non-recurring, acquisition and transaction-related costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, and (ii) transaction professional services), change in fair value of equity securities, payroll tax expense related to stock-based compensation, interest income and expense, net, and income taxes. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the first quarter of 2026, we announced a strategic shift for our United States weight loss offering ("2026 US WL Announcement"). As a result, we evolved our United States weight loss offering to match our global approach towards providing access to branded GLP-1 medications, and offering access to compounded GLP-1 medications through our platform on a limited scale. In connection with the strategic shift, we revised our definition of Adjusted EBITDA to include restructuring and other related charges that are considered non-recurring, as we believe these costs are distinguishable from ongoing operating costs and do not reflect current or expected performance of our ongoing operations. These costs consist of inventory write-downs and third-party costs that were incurred directly as a result of the 2026 US WL Announcement. To the extent that we incur additional restructuring charges and other related charges in connection with the 2026 US WL Announcement in future periods, these costs will be presented consistently with our current presentation. As we did not record any non-recurring restructuring and other related charges in prior quarters, prior period disclosures were not impacted.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Net (Loss) Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue	$608,104	$586,010

Net (loss) income	(92,115)	49,485
Stock-based compensation	36,862	24,858
Restructuring and other related charges	33,488	—
Depreciation and amortization	21,953	8,276
Change in fair value of liabilities	17,646	—
Legal settlement costs	15,000	—
Acquisition and transaction-related costs	13,366	24
Change in fair value of equity securities	9,682	—
Payroll tax expense related to stock-based compensation	2,867	—
Interest income and expense, net	(5,033)	(2,596)
(Benefit from) provision for income taxes	(9,436)	11,010
Adjusted EBITDA	$44,280	$91,057

Net (loss) income as a % of revenue	(15)%	8%
Adjusted EBITDA margin	7%	16%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$89,356	$109,090
Purchases of property, equipment, and intangible assets in investing activities	(29,844)	(55,327)
Investment in website development and internal-use software in investing activities	(6,480)	(3,711)
Free Cash Flow	$53,032	$50,052

Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income are key performance measures that our management uses to assess our operating performance. Because Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. “Adjusted Gross Profit” is defined as gross profit adjusted for restructuring and other related charges included within cost of revenue. “Adjusted Marketing” is defined as marketing expense adjusted for stock-based compensation. “Adjusted Operations and support” is defined as operations and support expense adjusted for stock-based compensation and restructuring and other related charges included within operating expenses. “Adjusted Technology and development” is defined as technology and development expense adjusted for stock-based compensation. “Adjusted General and administrative” is defined as general and administrative expense adjusted for stock-based compensation, legal settlement costs, and acquisition and transaction-related costs. “Adjusted Net (Loss) Income” represents Net (Loss) Income adjusted for restructuring and other related charges, legal settlement costs, and acquisition and transaction-related costs, net of related tax effects.

Some of the limitations of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income include that they omit certain costs and charges, and therefore do not reflect all expenses that impact the corresponding U.S. GAAP results. In evaluating Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income. When evaluating our performance, you should consider Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net (Loss) Income in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Gross Profit to Adjusted Gross Profit Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue	$608,104	$586,010

Gross Profit	396,787	430,689
Restructuring and other related charges included within cost of revenue	28,462	—
Adjusted Gross Profit	$425,249	$430,689

Gross margin %	65%	73%
Adjusted gross margin %	70%	73%

Operating Expenses to Adjusted Operating Expenses Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025

Marketing	$222,003	$231,235
Stock-based compensation	(2,815)	(2,774)
Adjusted Marketing	$219,188	$228,461

	Three Months Ended March 31,
	2026	2025

Operations and support	$96,503	$63,033
Stock-based compensation	(6,113)	(3,006)
Restructuring and other related charges included within operating expenses	(5,026)	—
Adjusted Operations and support	$85,364	$60,027

	Three Months Ended March 31,
	2026	2025

Technology and development	$46,936	$29,914
Stock-based compensation	(5,990)	(4,045)
Adjusted Technology and development	$40,946	$25,869

	Three Months Ended March 31,
	2026	2025

General and administrative	$109,668	$48,610
Stock-based compensation	(21,944)	(15,033)
Legal settlement costs	(15,000)	—
Acquisition and transaction-related costs	(13,366)	(24)
Adjusted General and administrative	$59,358	$33,553

Net (Loss) Income to Adjusted Net (Loss) Income Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2026	2025

Net (loss) income	$(92,115)	$49,485
Restructuring and other related charges	33,488	—
Legal settlement costs	15,000	—
Acquisition and transaction-related costs	13,366	24
Tax effects of adjustments	(13,340)	—
Adjusted Net (Loss) Income	$(43,601)	$49,509

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com